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                           IBIS TECHNOLOGY CORPORATION

                                  STATEMENT RE: COMPUTATION OF PER SHARE LOSS

                                                  EXHIBIT 11

                                                    THREE MONTHS ENDED              SIX MONTHS ENDED
                                                          JUNE 30,                       JUNE 30,
                                               ----------------------------     --------------------------

                                                  1995             1996            1995            1996
                                               ----------       -----------     -----------     ----------

Net loss reported .......................      $ (865,600)      $ (272,202)     $(2,130,132)    $ (556,412)
                                               ==========       ==========      ===========     ==========

Primary and fully diluted loss per share:
   Weighted average common
   shares outstanding ...................       3,378,004        5,009,467        3,348,512      4,264,107
                                               ==========       ==========      ===========     ==========

Net loss per common share ...............      $    (0.26)      $    (0.05)     $     (0.64)    $    (0.13)
                                               ==========       ==========      ===========     ==========
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